UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2019
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ]  Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Shareholders was held April 24, 2019. At that meeting, shareholders took the following actions with respect to the proposals described in our 2019 Proxy Statement:

1.     The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	289,292,437	456,415	33,614,121
Cassandra C. Carr	289,289,755	459,097	33,614,121
C. Edward Chaplin	289,299,712	449,140	33,614,121
Curt S. Culver	288,535,427	1,213,425	33,614,121
Timothy A. Holt	289,306,057	442,795	33,614,121
Kenneth M. Jastrow, II	276,172,804	13,576,048	33,614,121
Jodeen A. Kozlak	289,078,972	669,880	33,614,121
Michael E. Lehman	285,984,989	3,763,863	33,614,121
Melissa B. Lora	289,082,103	666,749	33,614,121
Gary A. Poliner	289,097,715	651,137	33,614,121
Patrick Sinks	289,293,320	455,532	33,614,121
Mark M. Zandi	289,045,152	703,700	33,614,121

2.	The compensation of our named executive officers for 2018 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
276,461,254	12,834,507	453,091	33,614,121

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
314,543,826	8,626,219	192,928	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 25, 2019	By:/s/ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary